Exhibit 7(a)


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts," to the use of our report dated January 24, 2000, with respect to the consolidated financial statements of Kansas City Life Insurance Company and to the use of our report dated March 31, 2000 with respect to the financial statements of Kansas City Life Variable Life Separate Account, included in the Post-Effective Amendment No. 6 to the Registration Statement under the Securities Act of 1933 (Registration No.33-95354) on Form S-6 and the related Prospectus of Century II Variable Universal Life.


                                             /s/Ernst & Young LLP
                                              Ernst & Young LLP

Kansas City, Missouri
April 25, 2000